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                                                                  EXHIBIT 10.6

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 2, 2003, by and between STERLING BANCSHARES, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by assignment to Wells Fargo Bank Minnesota, National Association ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 2, 2002, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Sections 1.1(a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

                  "SECTION 1.1. TERM LOAN.

                  (a)      Term Loan. Subject to the terms and
         conditions of this Agreement, Bank hereby agrees to convert the total outstanding amount of the Line of Credit to a term loan to Borrower in a principal amount not to exceed Twenty Million Dollars ($20,000,000.00) ("Term Loan"). Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Term Note"), all terms of which are incorporated herein by this reference. Such conversion shall be effective on the date of this Amendment and, as of such date, the Line of Credit is terminated and no further advances will be made.

                  (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note."

         2.       The following is hereby added to the Credit Agreement as
Section 1.1(c):

                  "(c)     Prepayment. Borrower may prepay principal on the Term
         Loan solely in accordance with the provisions of the Term Note."

         3. Section 1.2(c) is hereby deleted in its entirety, without substitution.

         4. Section 4.9(e) is hereby deleted in its entirety, without substitution.

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         5.       Section 4.10(a) is hereby deleted in its entirety, and the following substituted therefor:

                  "(a)     ROA not less than 1.0% on a rolling four quarter
         basis, determined as of each fiscal quarter end, with "ROA" defined as the percentage arrived at by dividing net income by Total Assets, as reported in the most recent Call Report."

         6. A new Section 5.7 is hereby added to the Credit Agreement, to read as follows.:

                  "5.7     NEGATIVE PLEDGE. Incur, create, assume or suffer to
         exist any security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on the stock of Sterling Bank."

         7. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         8. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                              WELLS FARGO BANK,
                                                   NATIONAL ASSOCIATION,
                                              successor by assignment to
                                              Wells Fargo Bank Minnesota,
STERLING BANCSHARES, INC.                     National Association

By:  /s/ Eugene S. Putnam, Jr.                By:  /s/ Michael W. Moses
    --------------------------------              -----------------------------
     Eugene S. Putnam, Jr.                         Michael W. Moses
     Executive Vice President/CFO                  Vice President

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